UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

November 18, 2021

Date of Report (Date of earliest event reported)

ResMed Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-15317	98-0152841
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

9001 Spectrum Center Boulevard
San Diego, California 92123
(Address of Principal Executive Offices) (Zip Code)

(858) 836-5000

(Registrant’s telephone number, including area code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.004 par value	RMD	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter) Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act ☐

Item 5.07.	Submission of Matters to a Vote of Security Holders.

On November 18, 2021, at our annual meeting of stockholders, our stockholders (1) elected the seven nominees listed below to serve on our board of directors; (2) ratified the selection of KPMG LLP as our independent registered public accounting firm for the fiscal year ending June 30, 2022; and (3) approved, on an advisory basis, the compensation of our named executive officers (“say-on-pay”).

	For	Against	Abstain	Broker Non-Votes
Item of business 1: Elect the following seven directors, each to serve until our 2022 annual meeting and until their successors are elected and qualified:
Karen Drexler	111,225,859	263,579	183,795	5,350,781
Michael Farrell	111,020,728	483,474	169,031	5,350,781
Peter Farrell	108,550,367	2,930,514	192,352	5,350,781
Harjit Gill	111,352,267	134,510	186,456	5,350,781
Ronald Taylor	104,117,562	7,378,110	177,561	5,350,781
John Hernandez	110,693,957	782,831	196,445	5,350,781
Desney Tan	111,286,228	191,439	195,566	5,350,781

	For	Against	Abstain	Broker Non-Votes
Item of business 2: Ratify our selection of KPMG LLP as our independent registered public accounting firm for the fiscal year ending June 30, 2022.	112,664,564	4,176,735	182,715

	For	Against	Abstain	Broker Non-Votes
Item of business 3: Approve, on an advisory basis, the compensation of our named executive officers, as disclosed in our proxy statement (“say-on-pay”).	99,221,728	12,231,321	220,184	5,350,781

SIGNATURES

We have authorized the person whose signature appears below to sign this report on our behalf, in accordance with the Securities Exchange Act of 1934.

RESMED INC.

Date: November 19, 2021	By:	/s/ David Pendarvis
David Pendarvis
Chief administrative officer, global general counsel and secretary